As filed with the Securities and Exchange Commission on December 17, 2008
Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

New Mexico                                                                                                                                                                                                                                                          85-0468296
(State or other jurisdiction                                                                                                                                                                                                                           (I.R.S. Employer
incorporation or organization)                                                                                                                                                                                                                 Identification No.)

Alvarado Square, Albuquerque, New Mexico 87158
(Address, including zip code, of Registrant’s Principal Executive Offices)

PNM Resources, Inc. Executive Savings Plan II
(Full title of the Plan)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel & Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles L. Moore, Esq.
Associate General Counsel
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Telephone: (505) 241-4935
Fax: (505) 241-2393

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒                                                           Accelerated filer  ☐
Non-accelerated filer  ☐                                                             Smaller reporting company  ☐
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share(2)	37,500	$10.42 (4)	$390,750	$15.36
PNM Resources, Inc. Executive Savings Plan Obligations(3)	100%	N/A	$4,500,000	$84.75 (5)

(1)           In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)           This Registration Statement registers 37,500 shares of PNM Resources, Inc.’s (the “Company”) common stock, no par value per share (“Common Stock”).  On December 17, 2008, the PNM Resources, Inc. Executive Savings Plan was merged with and into the PNM Resources, Inc. Executive Savings Plan II (the “Surviving Plan” and such event, the “Merger”). Such shares of Common Stock were previously registered by the Company under a Form S-8 that it filed on January 4, 2002 (Registration No. 333-76316) (the “2002 Registration Statement”), which registered 25,000 shares (37,500 shares after giving effect to a 3 for 2 stock split on June 11, 2004).
(3)           The PNM Resources, Inc. Executive Savings Plan Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the Surviving Plan for a select group of eligible employees.  This Registration Statement registers an aggregate of $4,500,000 in unsecured obligations of the Company to pay deferred compensation in the future in accordance with the Surviving Plan.  These obligations were previously registered by the Company under the 2002 Registration Statement and a Form a S-8 that it filed on March 14, 2007 (Registration No. 333-141281) (the “2007 Registration Statement”), respectively.
(4)           Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457(h).  As to shares of Common Stock issuable pursuant to the Surviving Plan, the offering price is calculated using the average of the high and low sale prices of the Common Stock as quoted on the New York Stock Exchange on December 15, 2008.
(5)           The Company intends that the registration fee of $92.10 that it previously paid to register $3,000,000 of these obligations under the 2007 Registration Statement be applied to the registration fee for such obligations under this Registration Statement ($176.85-$92.10= $84.75).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by PNM Resources, Inc., a New Mexico corporation (the “Company”), pursuant to General Instruction E to Form S-8, to transfer the registration of (i) 37,500 shares of the Company’s common stock, no par value per share (“Common Stock”), and (ii) an aggregate of $4,500,000 of PNM Resources, Inc. Executive Savings Plan Obligations from the Company’s PNM Resources, Inc. Executive Savings Plan (the “Former Plan”), to the registration statement covering the PNM Resources, Inc. Executive Savings Plan II (the “Surviving Plan”).  The Former Plan was merged with and into the Surviving Plan on December 17, 2008 (such transaction, the “Merger”).  Such shares of Common Stock and obligations under the Former Plan were previously registered on two Registration Statements on Form S-8 that the Company filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2002 (Registration No. 333-76316) (the “2002 Registration Statement”) and March 14, 2007 (Registration No. 333-141281) (the “2007 Registration Statement”), respectively.  As soon as practicable after the filing of this Registration Statement, the Company intends to file post-effective amendments to the 2002 Registration Statement and 2007 Registration Statement deregistering the shares of Common Stock and Former Plan obligations registered thereunder.  The contents of the 2002 Registration Statement and 2007 Registration Statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the Surviving Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and Introductory Note 1 of Form S-8.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

In addition to the contents of the 2002 Registration Statement and the 2007 Registration Statement, the following documents previously filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

1.           Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed on February 29, 2008.

2.           Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 as filed on May 7, 2008, August 14, 2008 and November 5, 2008, respectively.

3.           Current Reports on Form 8-K or 8-K/A, as appropriate, as filed on January 17, 2008, February 28, 2008, March 11, 2008, March 14, 2008, May 7, 2008, May 9, 2008, May 12, 2008, May 21, 2008, June 26, 2008, July 22, 2008, August 1, 2008, August 7, 2008, August 13, 2008, August 14, 2008, August 26, 2008, September 16, 2008, September 19, 2008, October 16, 2008, October 31, 2008, November 4, 2008, November 13, 2008 and November 21, 2008.

4.           The description of the Company’s common stock contained in the Current Report on Form 8-K filed on December 31, 2001 and any amendment or report filed for the purpose of updating such description, including the Current Reports on Form 8-K as filed on August 17, 2006 and November 21, 2008.

All documents subsequently filed by the Company or the Surviving Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following exhibits are filed with this Registration Statement:

Exhibit No.	Description
4.1	PNM Resources, Inc. Executive Savings Plan II as amended and restated effective January 1, 2009
23.1	Consent of Deloitte & Touche LLP (filed herewith)
24.1	Power of Attorney (included on the signature page hereof)

An opinion of counsel as to the valid issuance of the securities being registered under this Registration Statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

     (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and a(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)           Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the registrant us a foreign private issuer, to file a post-effective amendment to the registration statement to include nay financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of the those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (i)       If the registrant is relying on Rule 430B (§230.430B of this chapter):

       (A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), b(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii)      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on December 17, 2008.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
        Jeffry E. Sterba
                    Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, Charles N. Eldred, and Thomas G. Sategna, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffry E. Sterba	Chairman and Chief	December 17, 2008
Jeffry E. Sterba	Executive Officer; Director
(Principal Executive Officer)

/s/ Charles N. Eldred	Executive Vice President and Chief	December 17, 2008
Charles N. Eldred	Financial Officer
(Principal Financial Officer)

/s/ Thomas G. Sategna	Vice President and Corporate	December 17, 2008
Thomas G. Sategna	Controller (Principal Accounting
Officer)

/s/ Adelmo E. Archuleta	Director	December 17, 2008
Adelmo E. Archuleta

/s/ Julie A. Dobson	Director	December 17, 2008
Julie A. Dobson

/s/ Woody L. Hunt	Director	December 17, 2008
Woody L. Hunt

/s/ Robert R. Nordhaus	Director	December 17, 2008
Robert R. Nordhaus

/s/ Manuel T. Pacheco	Director	December 17, 2008
Manuel T. Pacheco

/s/ Robert M. Price	Director	December 17, 2008
Robert M. Price

/s/ Bonnie S. Reitz	Director	December 17, 2008
Bonnie S. Reitz

/s/ Donald K. Schwanz	Director	December 17, 2008
Donald K. Schwanz

/s/ Joan B. Woodard	Director	December 17, 2008
Joan B. Woodard

THE PLAN.  Pursuant to the requirements of the Securities Act, the Plan Administrator of the Plan has duly caused this Registration Statement to be signed on the Plan’s behalf by the undersigned thereunto duly authorized officer, in the City of Albuquerque, State of New Mexico, on December 17, 2008.

PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN II

By:  /s/ Bonnie S. Reitz
        Bonnie S. Reitz
        Chair of the Human Resources and Compensation Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1	PNM Resources, Inc. Executive Savings Plan II as amended and restated effective January 1, 2009
23.1	Consent of Deloitte & Touche LLP (filed herewith)
24.1	Power of Attorney (included on signature page hereof)

An opinion of counsel as to the valid issuance of the securities being registered under this Registration Statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.